Exhibit 99.1

MISTRAS GROUP APPOINTS NATALIA SHUMAN AS
PRESIDENT AND CHIEF EXECUTIVE OFFICER
Manuel (Manny) N. Stamatakis Continues as Executive Chairman of the Board

PRINCETON JUNCTION, N.J. – December 5th, 2024 (GLOBE NEWSWIRE) – MISTRAS Group, Inc. (NYSE: MG)—a leading "one source" multinational provider of integrated technology-enabled asset protection solutions—today announced that the Company’s Board of Directors has appointed Natalia Shuman as MISTRAS Group’s new President and Chief Executive Officer (CEO), effective January 1, 2025.
Ms. Shuman brings over two decades of leadership experience to MISTRAS Group, having held executive roles at prominent global organizations in the Testing, Inspection, and Certification (TIC) industry. Most recently, as Group Executive Vice President and Group Operating Council Member for Eurofins Scientific, she led over 12,000 employees, driving growth strategies, operational excellence, and strategic value creation. Known for scaling billion-dollar enterprises through organic growth and M&A, Ms. Shuman has a proven track record of fostering strong teams and delivering innovative, value-driven solutions.
Building on a Strong Foundation
Ms. Shuman succeeds Manuel (Manny) N. Stamatakis as the CEO, who has been serving as both Interim CEO and the Executive Chairman of the Board since October 2023. Mr. Stamatakis will continue in the role of Executive Chairman of the Board, providing strategic oversight and support to the CEO and the Company’s leadership team.
The Board of Directors extends its gratitude to Mr. Stamatakis for his exemplary service as Interim CEO during a pivotal time for the Company, helping to advance key initiatives and positioning MISTRAS Group for future growth.
Mr. Stamatakis expressed the Board’s confidence, stating: "Today's announcement is the result of a deliberate, rigorous search to find the right leader to continue MISTRAS Group’s pursuit of profitable growth and sustainable improvement in shareholder value. Natalia’s extensive experience, proven leadership, and fresh perspective make her the ideal choice to guide MISTRAS toward achieving its strategic goals and unlocking its full potential.”
“I’m honored to join MISTRAS Group to lead the Company into its next phase of growth,” said Ms. Shuman. “Working alongside Manny, the Board of Directors, and the leadership team, I am committed to building on the strong foundation established and driving meaningful value for all our stakeholders."
Leadership Excellence in TIC and Across Global Industries
A global business leader with extensive experience across diverse industries and cultural landscapes, Ms. Shuman has demonstrated a strong ability to achieve results in business-to-business services, spanning manufacturing, energy, chemicals, pharmaceuticals, industrial services, and construction.
As North American CEO for Bureau Veritas, Ms. Shuman oversaw 7,000 employees across 130 offices and laboratories in the U.S., Canada, and Mexico. She spearheaded a period of significant growth and transformation, steering the company to a diversified, more resilient business model. She also championed a unified “one company” culture, elevating brand recognition in North America.
Before joining Bureau Veritas, Ms. Shuman led international business operations at Kelly Services, a global staffing and human resources outsourcing company. She is also recognized as a vocal advocate for diversity and inclusion, receiving accolades from several prominent organizations.
Ms. Shuman earned a dual Master of Business Administration (MBA) from Columbia Business School and London Business School.
About MISTRAS Group, Inc. - One Source for Asset Protection Solutions®
MISTRAS Group, Inc. (NYSE: MG) is a leading "one source" multinational provider of integrated technology-enabled asset protection solutions, helping to maximize the safety and operational uptime for civilization’s most critical industrial and civil assets.
Backed by an innovative, data-driven asset protection portfolio, proprietary technologies, strong commitment to Environmental, Social, and Governance (ESG) initiatives, and a decades-long legacy of industry leadership, MISTRAS leads clients in the oil and gas, aerospace and defense, renewable and nonrenewable power, civil infrastructure, and manufacturing industries towards achieving operational and environmental excellence. By supporting these organizations that help fuel our vehicles and power our society; inspecting components that are trusted for commercial, defense, and space craft; building real-time monitoring equipment to enable safe travel across bridges; and helping to propel sustainability, MISTRAS helps the world at large.
MISTRAS enhances value for its clients by integrating asset protection throughout supply chains and centralizing integrity data through a suite of Industrial IoT-connected digital software and monitoring solutions. The company’s core capabilities also include non-destructive testing field and in-line inspections enhanced by advanced robotics, laboratory quality control and assurance testing, sensing technologies and NDT equipment, asset and mechanical integrity engineering services, and light mechanical maintenance and access services.
For more information about how MISTRAS helps protect civilization’s critical infrastructure and the environment, visit https://www.mistrasgroup.com/.
Contact:
Nestor S. Makarigakis
Group Vice President, Marketing and Communications
MISTRAS Group, Inc.
marcom@mistrasgroup.com
+1 (609) 716-4000

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